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SWY - Safeway Inc. Announces Definitive Merger Agreement with Albertsons Conference Call

EVENT DATE/TIME: MARCH 06, 2014 / 10:30PM GMT

OVERVIEW:

On 03/06/14, SWY announced that it has signed a definitive merger agreement with AB Acquisition LLC, owners of Albertson’s stores, and other transactions delivering estimated value of $40 per share to Co.’s shareholders.

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MARCH 06, 2014 / 10:30PM, SWY - Safeway Inc. Announces Definitive Merger Agreement with Albertsons Conference Call

CORPORATE PARTICIPANTS

Melissa Plaisance Safeway Inc - SVP Finance and IR

Robert Edwards Safeway Inc - President and CEO

Pete Bocian Safeway Inc - EVP and CFO

Bob Gordon Safeway Inc - EVP and General Counsel

CONFERENCE CALL PARTICIPANTS

Scott Mushkin Wolfe Research - Analyst

Karen Short Deutsche Bank - Analyst

John Heinbockel Guggenheim Securities LLC - Analyst

Ken Goldman JPMorgan - Analyst

Damian Witkowski Gabelli & Co. - Analyst

Meredith Adler Barclays Capital - Analyst

Mark Wiltamuth Jefferies & Company - Analyst

Julia Rizzo Polo Capital - Analyst

Filippe Goossens Mitsubishi Securities - Analyst

PRESENTATION

Operator

Welcome to the Safeway investors call.

(Operator Instructions)

This call is being recorded. If you have any objections please disconnect at this time.

I will now turn the call over to the Ms Melissa Plaisance, Safeway’s Senior Vice President of Finance and Investor Relations. Please go ahead.

Melissa Plaisance - Safeway Inc - SVP Finance and IR

Good afternoon, everyone, and thank you for joining us on such short notice to discuss the definitive merger agreement we signed today with AB Acquisition LLC, owners of Albertsons stores, as well as other transactions delivering an estimated value of $40 per share to Safeway shareholders. With me today are Robert Edwards, President and CEO; and Pete Bocian, Executive Vice President and Chief Financial Officer.

The focus of today’s call will solely be the transactions we announced 45 minutes ago or so. And we will not be taking questions relating to operations or the performance of the business. For that reason this call will be shorter than our earnings calls.

We will have some prepared remarks followed by Q&A. We posted slides on our website which you can access at Safeway.com.

Before I hand the call to Robert, I’d like to remind you that management will make statements during this call that include forward-looking statements within the meaning of the Federal Securities laws. Forward-looking statements contain information about future operating or financial performance.

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MARCH 06, 2014 / 10:30PM, SWY - Safeway Inc. Announces Definitive Merger Agreement with Albertsons Conference Call

Forward-looking statements are based on our current expectations and assumptions and involve risks and uncertainties that could cause actual results or events to be materially different from those anticipated. We undertake no obligation to update or revise any such statements as a result of new information, future events or otherwise.

For a list and description of those risks and uncertainties, please see our press release and our filings with the SEC. Robert?

Robert Edwards - Safeway Inc - President and CEO

Melissa, thanks, and good afternoon.

We are pleased to report on the actions we announced today, which combined, will deliver total value to Safeway shareholders estimated at $40 per share. This afternoon we will briefly review our agreement to merge with AB Acquisitions, LLC, owner of Albertsons banner stores.

We will discuss why we believe this will be a very positive outcome, not only for Safeway shareholders, but also for our customers. The merger itself is structured as an acquisition of Safeway shares by AB acquisitions, LLC owner of Albertsons as well as ACME, Jewel-Osco, Shaw’s and Star Market, among others.

The investor group that owns AB Acquisitions is led by Cerberus Capital Management. After the merger closes, Albertsons current CEO, Bob Miller, will become Executive Chairman of the new Company and I will become President and CEO.

I and the rest of the Safeway team are looking forward to working with the Albertsons team to create an even stronger organization with a talented management team. I am optimistic about the future of the combined Company.

As Melissa mentioned, slides describing the transaction have been posted on our website. Slide 5 lays out the components of the estimated $40 per share and total value. Safeway shareholders will receive $32.50 in cash per share for the sale of the grocery operations, net proceeds from sales of Safeway’s interest in property development centers, our retail shopping center development subsidiary and Casa Ley, a retailer in Mexico in which we have a 49% interest, which are estimated at $3.65 per share, the distribution to shareholders of the 72.8 million shares we own at Blackhawk, which is publicly traded under the symbol HAWK, with an estimated value of $3.95 per Safeway share based on yesterday’s closing prices. We expect to distribute those shares in mid-April.

In addition there is a tax step-up in basis which potentially adds another $0.70 per Safeway share, or $4.50 per HAWK share. The estimated total of $40 per share in value represents a premium for shareholders of 72% compared with the share price a year ago before our strategic review began, 56% from six months ago and 17% since April 18 this year, which was the day before we announced we were in discussions regarding a possible transaction involving the sale of the Company.

With regard to the sales of Safeway’s interest in PDC and Casa Ley, if they are sold before closing of the merger, shareholders will receive a cash dividend of the pro rata cash proceeds, net of corporate taxes and expenses. If either sale is not completed until after the closing of the merger, shareholders will have the right to receive the net after-tax proceeds through contingent value rights or CVRs.

There will be a two-year CVR for PDC and a four-year CVR for Casa Ley. If the CVR expires without completing the sale of Casa Ley, shareholders will be paid fair market value. These CVRs are not transferable or tradable and are issued only to shareholders of record at the closing of the merger.

We can make no assurance that we will achieve an acceptable sales agreements for PDC or Casa Ley. We expect to execute the distribution of our 72.8 million remaining shares of Blackhawk, which we first announced on February 19, to Safeway shareholders in mid-April.

Our Safeway shares will trade ex Blackhawk after the distribution. The value of our Black Hawk shares as of yesterday’s market close was $3.95 per Safeway share. The distribution is expected to be taxable if the merger is completed, with the corporate taxes to be paid by AB Acquisitions with no reduction in consideration paid to Safeway shareholders. We are pleased this distribution will give our investors the opportunity to continue to participate in the growth of this independent Company. There is a clear and compelling rationale for this merger. For shareholders it delivers attractive value. I have already discussed the significant premium to historical share prices.

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MARCH 06, 2014 / 10:30PM, SWY - Safeway Inc. Announces Definitive Merger Agreement with Albertsons Conference Call

It will also enable our two Companies to compete more effectively and efficiently in meeting customers’ changing needs in an increasingly competitive landscape. After the two Companies combine, our customers will benefit from significant cost-saving synergies and a stronger management team.

This merger will improve our competitive position, as we will have the resources to better meet the needs of local customers by providing lower prices, a better assortment of products and an improved shopping experience. As many of you know, Safeway has been focused on meeting customers’ diverse needs through local, relevant assortment and improved price value opposition and a great shopping experience. We have been pleased with the progress we have been making.

Now Safeway and Albertsons together will have the opportunity to take our combined business to the next level. The resulting company will be positioned on a stronger future with the ability to deliver cost savings that in turn enable investments in lower consumer prices.

Our Board has unanimously approved the merger, which we expect to close in the fourth quarter, subject to customary closing conditions. The go-shop period is 21 days as described on slide 10. During the 21-day period after signing, the Company may solicit proposals from other bidders and determine whether a superior proposal is available.

If a proposal arises in this 21-day period, the parties will have an additional 15 days to finalize an agreement. If the Company accepts a superior proposal during this period, the break-up fee payable to AB Acquisition is $150 million. For a competing bidder who did not qualify during the go-shop period, the termination fee would be $250 million.

Let me close by thanking all the employees within Safeway who helped create so much value and who have done such a great job for our customers. We are thrilled to be delivering our shareholders great value at an estimated $40 per share.

I’m sure there are a lot of questions, Melissa, so let’s open up the lines, please.

QUESTIONS AND ANSWERS

Operator

(Operator Instructions)

Scott Mushkin, Wolfe Research.

Scott Mushkin - Wolfe Research - Analyst

Congratulations on the deal. What a stock performance it has been since you had taken over, Robert. So congratulations on that, too. I know that was one of your big goals of enhancing shareholder value, and you have certainly done that.

The biggest question I have for you is, you’ve got the shop period. Have you had any interest from other people? Can you talk to that at all? Maybe I will start there.

Robert Edwards - Safeway Inc - President and CEO

Scott, as you might not be surprised, but we can’t comment on market rumors, other similar kinds of issues at this time.

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MARCH 06, 2014 / 10:30PM, SWY - Safeway Inc. Announces Definitive Merger Agreement with Albertsons Conference Call

Scott Mushkin - Wolfe Research - Analyst

Okay. My second question, and I’m sure lots of people want to ask questions, so I’ll just ask two. We think there is a lot of synergies that Cerberus gets.

In fact, it reminds me of the Jerry McGuire movie, You Complete Me. In fact, you complete Cerberus and Albertsons. Is there any contemplation of that synergies in this price that you got?

Robert Edwards - Safeway Inc - President and CEO

Yes, we believe that there are significant synergies here, Scott. I think you’ve pointed those out before. We are excited about the prospects of achieving those synergies, and they are broad-based and across the geographies that we operate.

We are very focused on achieving those once the merger achieves regulatory approvals and we can close. So I think it’s one of the key rationales for the merger. Then we can use those benefits for a number of purposes, including improving our competitive position and lowering prices for our customers.

Scott Mushkin - Wolfe Research - Analyst

Okay, thanks. I’m going to let it go to other people. Thank you very much.

Operator

Karen Short, Deutsche Bank.

Karen Short - Deutsche Bank - Analyst

Just doing the math here, it seems like you are selling the supermarket component of the business for a fairly low multiple. It would seem that that’s why your stock is trading down after this announcement.

And in addition, it would seem that there is some risk on the $3.65 component of the transaction. The first question is, any comments on that multiple? Is seems really too reasonable.

On the $3.65, is there any risk that you are not going to be able to achieve that $3.65 from Casa Ley and PDC? And/or are you maybe being conservative on that value?

Robert Edwards - Safeway Inc - President and CEO

In the first point, we believe the transaction delivers attractive value to our shareholders. I know there is a number of components, and it may take investors some time to analyze those.

In terms of the expected proceeds from both the divestitures of PDC and Casa Ley, we feel good about those numbers. But as we indicated, we can’t give assurances, we can’t give 100% certainty that those numbers will be achievable. But we feel good about those assets and the values that we have assumed.

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MARCH 06, 2014 / 10:30PM, SWY - Safeway Inc. Announces Definitive Merger Agreement with Albertsons Conference Call

We have used our estimates, inputs from a number of different third parties, and so we feel good about achieving that. As you know, a part of the value that we’re describing here is what we’re doing in terms of distributing the Blackhawk shares, and we also feel good about that value. I think in summary, the answer to your question, we feel good that this merger provides attractive value to our shareholders.

Pete Bocian - Safeway Inc - EVP and CFO

If I could add, this is Pete, the range we gave you on the PDC and Casa Ley is about $100 million after-tax. We think within that range is reasonable. You will notice on slide 5, that given how long it will take or uncertainty about reflecting this long-term tax benefit in the Blackhawk stock, you can see it is significant, but we haven’t put the $0.70 into the $40 range that we have given you.

Karen Short - Deutsche Bank - Analyst

Okay. Within the 21-day go-shop period, I’m assuming you need a better offer for the entire Company. Or are there other options within that, that could be presented to you?

Robert Edwards - Safeway Inc - President and CEO

It is really for the whole Company.

Karen Short - Deutsche Bank - Analyst

Thanks.

Operator

John Heinbockel, Guggenheim Securities.

John Heinbockel - Guggenheim Securities LLC - Analyst

Robert, two things. One, you’re not going to give us a number, but how precise were you able to get with regard to synergies? In light of - I don’t know what we’re going to see in terms of divestitures.

Plus, there is a lot of soft synergy, right? Importing Just for U to Albertsons, bringing your private label over to them. The synergy range could be pretty wide.

Robert Edwards - Safeway Inc - President and CEO

We have done some work on synergies. I think that that work will continue. We haven’t given a specific number or range, John.

You have hit on a number of the items that will qualify. It is actually quite a long list, as you might imagine.

So it is a significant benefit and part of the rationale for doing the merger. We will clearly do more work on that. But there clearly are significant synergies that will accrue to the combined Company.

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MARCH 06, 2014 / 10:30PM, SWY - Safeway Inc. Announces Definitive Merger Agreement with Albertsons Conference Call

John Heinbockel - Guggenheim Securities LLC - Analyst

How much of a consideration is it that as a private Company you can go faster, be more aggressive, take steps that maybe you couldn’t as a public Company?

Robert Edwards - Safeway Inc - President and CEO

I think that there are lots of factors that you analyze in making the decision here. There are a number of positive aspects of that, that you’ve talked about that has been factored. That - the Board has weighed all of these factors, that as well as many other things have been reflected in terms of the Board’s decision today to approve the merger agreement.

John Heinbockel - Guggenheim Securities LLC - Analyst

All right, thanks.

Operator

Ken Goldman, JP&C.

Ken Goldman - JPMorgan - Analyst

There is a statement in the release that no store closures are expected. I understand that, but I might have expected at least maybe a few to fall off the grid.

Forgetting what the government might desire for a second, aren’t there at least a few Albertsons in Southern California, down the street from Vons that you don’t necessarily want competing with each other?

Robert Edwards - Safeway Inc - President and CEO

I think the way to interpret that is, the result of the transaction doesn’t lead directly to store closures. That said, as you know, you have got to go through regulatory approval. The FTC has got to look at it.

So I would separate the two thoughts. The genesis of this is putting together two grocery businesses at a scale of above 2,400 stores, over 250,000 employees. From that transaction, we have got to go get regulatory approval and then figure out how to operate.

Ken Goldman - JPMorgan - Analyst

Okay, so you are suggesting then there is a possibility. You’re not saying yes or no, that the government might say close down these X number of stores?

Pete Bocian - Safeway Inc - EVP and CFO

The government - the FTC review may result in required divestitures. They are not really classified as closures.

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MARCH 06, 2014 / 10:30PM, SWY - Safeway Inc. Announces Definitive Merger Agreement with Albertsons Conference Call

Ken Goldman - JPMorgan - Analyst

Understood. That’s helpful. One other question. What do you think this means for some of your vendors? What does it mean for private label as a percentage of sales in these stores?

I don’t want to say the US will ever be Europe. But the history tells us the greater the level of food retail consolidation, the higher the percentage of store brands.

Similarly, if you are taking your prices down, what kind of pressure do you expect that to put on your vendors? As you try and keep your margins at a similar level that they were previously?

Robert Edwards - Safeway Inc - President and CEO

Obviously, a couple of question, in your comment. As you know, we have a very strong portfolio of consumer brand products. We think it’s best-in-class. We think that will be enhanced with the merger with Albertsons.

There clearly will be synergy that will be achieved there in a number of regards. But one of the areas will be use of our expanded portfolio in a broader range of stores.

In terms of our vendors, we have a very good relationship with our vendors. Great relationship, view them as great partners to the success of our enterprise.

We expect that will continue, particularly because we will be a much larger organization. So we look forward to a continued, very good relationship with our vendor partners.

Ken Goldman - JPMorgan - Analyst

Thanks. Congratulations to everyone for pulling this off.

Operator

Damian Witkowski, Gabelli and Company.

Damian Witkowski - Gabelli & Co. - Analyst

Congratulations on the deal. Can you tell me if it was the multi-employer pension plan, what was - the comments you - how did the buyer view that? And anything you can disclose about that?

Robert Edwards - Safeway Inc - President and CEO

Obviously, one of the factors, I think, that the Cerberus team and the Albertsons people looked at, but not a key part of the decision process.

Damian Witkowski - Gabelli & Co. - Analyst

Was there an updated value for your real estate holdings as part of the sale process?

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MARCH 06, 2014 / 10:30PM, SWY - Safeway Inc. Announces Definitive Merger Agreement with Albertsons Conference Call

Robert Edwards - Safeway Inc - President and CEO

In any process like this, there is diligence that’s done on a number of different aspects. As I think we have indicated on prior calls, our real estate, both the physical assets we have, as well as our capacity and intellectual property to develop real estate is a strength of the company. So clearly we think that is one of the key pieces of value when we think about our assets.

Damian Witkowski - Gabelli & Co. - Analyst

But there was no actual number that was put on the current value for - ?

Robert Edwards - Safeway Inc - President and CEO

We are not disclosing any real estate values at this time.

Damian Witkowski - Gabelli & Co. - Analyst

All right, thanks.

Operator

Meredith Adler, Barclays.

Meredith Adler - Barclays Capital - Analyst

Congratulations. I have a question about the loyalty program. I believe that when Cerberus bought Albertsons, they eliminated the loyalty program.

But clearly for Safeway, just the Card, even without just for U, has been a very big part of how you go to market. I was wondering if you have any thoughts about would you roll it out to all of the stores? Or would you eliminate it at Safeway?

Robert Edwards - Safeway Inc - President and CEO

Actually, good question, Meredith. I think that clearly our use of data is very key to our loyalty programs and the success we have had there. We have to operate independently until the closing, and we are - currently anticipated that will be in the fourth quarter of this year.

No decisions yet on how the combined company might operate going forward. Lots of issues to think about, including loyalty and many others. But it’s a significant strength of Safeway currently.

And again, as was mentioned during synergies, for the discussion on synergies earlier, the thought and one of the rationales for the combination of the two companies is we that combine the best of both companies going forward. As a result of that, we can create value for all of the relevant stakeholders.

Meredith Adler - Barclays Capital - Analyst

That’s fair, thank you very much.

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MARCH 06, 2014 / 10:30PM, SWY - Safeway Inc. Announces Definitive Merger Agreement with Albertsons Conference Call

Operator

Mark Wiltamuth, Jefferies.

Mark Wiltamuth - Jefferies & Company - Analyst

Thank you, Robert. A question on the point here on the lower prices. You have always contended that Safeway’s pricing was in a good place, and you didn’t feel like you needed to make price cuts.

Maybe you could discuss your thoughts there on pricing and how big of an adjustment you need to make? And is it going to be fast or a slow-phased approach?

Robert Edwards - Safeway Inc - President and CEO

I think, Mark, a good question. As I indicated earlier, we have to operate independently until closing.

Again, that is not expected until the fourth quarter of the year. So that’s some time in the future.

It will obviously be a factor of how quickly the synergies are achieved, and then prioritizing how we essentially invest or spend those benefits to generate sales and income. Lots of work there to do, but we are very excited about the prospects for the combination, the benefits the merger will provide for all the stakeholders in the company.

A lot of work to do and premature, really, to comment specifically on that topic. Although there will be a lot of work done post-closing on that topic.

Mark Wiltamuth - Jefferies & Company - Analyst

Could you talk a little bit about the antitrust issues? Do you have markets where you think there will be an issue, where you’re anticipating you might have to do some divestitures?

Robert Edwards - Safeway Inc - President and CEO

Difficult for us to comment now on specific markets, but clearly we will need regulatory approval. That will primarily be the FTC.

In that area, we will cooperate fully with any state attorney generals that might request information. We are prepared for the review with the FTC and look forward to that, and having that completed so we can close the transaction.

Mark Wiltamuth - Jefferies & Company - Analyst

Lastly, would you go over the difference between the $150 million break-up fee and the $250 million break-up fee? And on the reverse break-up of $400 million, is there a provision in there that antitrust is an issue? Will they still have to pay that $400 million fee?

Robert Edwards - Safeway Inc - President and CEO

Bob, you want to comment on that reverse break fee?

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MARCH 06, 2014 / 10:30PM, SWY - Safeway Inc. Announces Definitive Merger Agreement with Albertsons Conference Call

Bob Gordon - Safeway Inc - EVP and General Counsel

Mark, this is Bob Gordon.

Melissa Plaisance - Safeway Inc - SVP Finance and IR

Our General Counsel.

Bob Gordon - Safeway Inc - EVP and General Counsel

We’ve met before, I think. The $150 million break fee is for a termination of the agreement during the go-shop period, essentially. The $250 million break fee is for a termination after that period.

The $400 million reverse break fee is a fee that AB Acquisition would pay to Safeway if the merger didn’t close for certain reasons. That is how the fees work.

Mark Wiltamuth - Jefferies & Company - Analyst

On the $400 million, is there a provision in there, if there is an antitrust issue is there still a $400 million payment required?

Bob Gordon - Safeway Inc - EVP and General Counsel

It depends on what you mean by antitrust issues. I think the merger agreement says that antitrust can be a condition for avoiding closing only if there is a material adverse effect on the combined company.

Mark Wiltamuth - Jefferies & Company - Analyst

Okay. Thank you very much.

Operator

Julia Rizzo, Polo Capital.

Julia Rizzo - Polo Capital - Analyst

Thank you very much for taking my question. I’m not really familiar, so I don’t understand when you talk about Casa Ley and the PDC.

Is PDC also in Mexico together with Casa Ley stores? When you valued both together, it isn’t clear for me.

Pete Bocian - Safeway Inc - EVP and CFO

This is Pete. They are two different things. A property development center is where we have invested with Safeway as the anchor tenant, but in a shopping center environment.

We’ve disclosed that both in investor conferences, and then called out how much we have gotten from either investing in it or gains over time. We’ve talked about in the release, it is 25 discrete properties.

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MARCH 06, 2014 / 10:30PM, SWY - Safeway Inc. Announces Definitive Merger Agreement with Albertsons Conference Call

So think of it as shopping centers with a grocery store, Safeway as the anchor tenant. 25 properties in the portfolio, and based on the financial analysis we’ve done, both internally and externally validated, we believe it has X value.

Julia Rizzo - Polo Capital - Analyst

Both of them are in Mexico?

Robert Edwards - Safeway Inc - President and CEO

And all of those investments are in the States.

Pete Bocian - Safeway Inc - EVP and CFO

No, they’re all in the US.

Julia Rizzo - Polo Capital - Analyst

So separate out. One is Casa Ley in Mexico and the one is, the things in - the PDC, the 25 properties. Can you break down the $3.65 per share between Casa Ley and the PDC?

Pete Bocian - Safeway Inc - EVP and CFO

Just to be clear, Safeway doesn’t own any stores in Mexico. So the PDC is in the United States, as are the stores that are the anchor tenants of PDC.

Casa Ley is a 49% investment we’ve had since 1981 in a 200-store retail and general merchandise chain in Western Mexico, okay. We have given a range, which as I said, is about $100 million post-tax between $3.45 and $3.85. The point is that we are not going to get

Julia Rizzo - Polo Capital - Analyst

The $3.85 is just for the Casa Ley.

Pete Bocian - Safeway Inc - EVP and CFO

PDC is 25 properties, bigger than Casa Ley, but that is far as we’re going to go.

Julia Rizzo - Polo Capital - Analyst

Okay, can I ask one more question? Who owns the controlling stake of Casa Ley? And if he is a likely buyer, do you have already candidates for Casa Ley assets?

Robert Edwards - Safeway Inc - President and CEO

In terms of potential buyers, we are not going to comment on that at this time. What was your question before that?

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MARCH 06, 2014 / 10:30PM, SWY - Safeway Inc. Announces Definitive Merger Agreement with Albertsons Conference Call

Julia Rizzo - Polo Capital - Analyst

Who is the controller? Who owns Casa Ley, the controlling stake?

Robert Edwards - Safeway Inc - President and CEO

The majority owner is the Ley family in Mexico, our partners.

Julia Rizzo - Polo Capital - Analyst

Okay, so not a public company.

Robert Edwards - Safeway Inc - President and CEO

A private company.

Julia Rizzo - Polo Capital - Analyst

Okay, thank you very much.

Operator

Filippe Goossens, Mitsubishi Securities.

Filippe Goossens - Mitsubishi Securities - Analyst

Actually I have a three-part question, if I may, for Peter. Peter, first part, did you discuss the transaction which you just announced today with the rating agencies ahead of time? Then secondly, reading through your press release, when you analyze the debt needs for this transaction, did you contemplate a potential downgrade to below investment grade by all three rating agencies, which could potentially trigger the change of control provision under, I guess, all but two of your outstanding bonds?

Finally, if you could comment on the reason why a number of bonds have not been included in your press release, and that will be taken out as compared to the ones that you listed as not to be redeemed? Thank you very much.

Melissa Plaisance - Safeway Inc - SVP Finance and IR

Actually, this is Melissa. I’m going to address some of these questions.

We did let the rating agencies know shortly before we put the press release on the wire, about the transaction, but we did not ask them for specific feedback. As we indicated, we don’t expect the transaction to close until the fourth quarter. In the meantime, we still have a tremendous amount of the proceeds from Canada on our balance sheet.

We don’t know what actions they will take, but you know that when we said we were in discussions with the possible sale of the Company, they did put us on negative watch. We will follow up tomorrow with additional discussions with them. But we always try to make sure they are aware of news before it hits the wire, so we did that today.

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MARCH 06, 2014 / 10:30PM, SWY - Safeway Inc. Announces Definitive Merger Agreement with Albertsons Conference Call

In terms of the bonds, you want me to handle that, Pete? Okay. The bonds that were listed in the press release, there are two that do not have change of control, those are the 2027s and 2031s maturities.

The others do have a 101 put under a change of control, so they could be put by investors back to the Company. The two that are not in there, that is the 2016 and 2017 maturities, my understanding is that they are not in there because Cerberus and Albertsons intend to take them out prior to the closing, or they want us to do that prior to the closing.

Filippe Goossens - Mitsubishi Securities - Analyst

Okay, that’s very helpful, Melissa. So the $7.6 billion that you list in the press release, as it relates to debt financing, that amount potentially could move up a little bit in case the bonds were to be put back up on a downgrade by all three agencies? Is that the correct way of interpreting it?

Robert Edwards - Safeway Inc - President and CEO

We can’t project what that is, so we won’t speculate on it.

Filippe Goossens - Mitsubishi Securities - Analyst

Okay, thanks very much. Very helpful.

Melissa Plaisance - Safeway Inc - SVP Finance and IR

If there aren’t any more questions, Christiane Pelz and I will be available after this call for any follow-ups that anyone might have. Thank you very much for participating on such short notice.

Operator

Thank you. This does conclude today’s conference call. You may disconnect at this time.

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Additional Information About the Acquisition and Where to Find it

This communication does not constitute a solicitation of materials of any vote or approval in respect of the proposed merger transaction involving Safeway or otherwise. In connection with the proposed merger, a special stockholder meeting will be announced soon to obtain stockholder approval. In connection with the merger, Safeway intends to file relevant materials, including a proxy statement, with the Securities and Exchange Commission. Investors and security holders of Safeway are urged to read the definitive proxy statement and other relevant materials when they become available because they will contain important information about Safeway, Albertsons and the proposed transaction. The proxy statement and other relevant materials (when they become available), and any other documents filed by Safeway with the Securities and Exchange Commission, may be obtained free of charge at the SEC’s website at www.sec.gov, at Safeway’s website at www.Safeway.com or by sending a written request to Safeway at 5918 Stoneridge Mall Road, Pleasanton, California 94588, Attention: Investor Relations.

Participants in the Solicitation

Safeway and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from the stockholders of Safeway in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Safeway’s stockholders in connection with the proposed transaction and their ownership of Safeway’s common stock will be set forth in Safeway’s proxy statement for its special meeting. Investors can find more information about Safeway’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 28, 2013 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 1, 2013.

Forward-Looking Statements

This filing contains certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are indicated by words such as “expects,” “will,” “plans,” “intends,” “committed to,” “estimates” and “is.” No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither Safeway nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond Safeway’s control. These factors include: failure to obtain stockholder approval of the Merger; failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory or other approvals; failure to consummate or delay in consummating the transaction for other reasons; changes in laws or regulations; and changes in general economic conditions. Safeway undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information please refer to Safeway’s most recent Form 10-K, 10-Q and 8-K reports filed with the SEC.